Exhibit (a)(5)(i)

MCI Capital, LC Announces Commencement of Cash
Tender Offer for Ordinary Shares of Atento S.A.

IOWA CITY, IA, November 18, 2022 – MCI Capital, LC (“MCI”), a wholly owned subsidiary of MCI, LC, announced today that it is commencing a cash tender offer to purchase up to 1,525,000 ordinary shares of Atento S.A. (NYSE:ATTO) (“Atento”) at a purchase price of $5.00 per share. If more than 1,525,000 shares are tendered in the tender offer, then, subject to the terms and conditions of the tender offer, MCI will purchase shares from shareholders who properly tender shares on a pro rata basis based on the aggregate number of shares tendered. The tender offer will be conditioned upon, among other things, a minimum of 775,000 shares being validly tendered and not withdrawn in accordance with its terms. The tender offer is scheduled to expire at 12:00 midnight New York City Time at the end of the day on December 16, 2022, unless extended.

Important Information About the Tender Offer

The tender offer for the ordinary shares of Atento referenced in this press release is being commenced on November 18, 2022. This press release does not constitute an offer to buy or solicitation of an offer to sell any ordinary shares of Atento or any other securities. This press release is for informational purposes only. MCI is filing with the SEC a Tender Offer Statement on Schedule TO, which will set forth in detail the terms of the tender offer, and Atento will be required to file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the offer. THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY ATENTO’S SHAREHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Atento shareholders will be able to obtain the Tender Offer Statement and other filed documents for free at the SEC’s website at www.sec.gov. Atento shareholders may also obtain free copies of the tender offer materials by contacting the Information Agent, MacKenzie Partners, Inc., at tenderoffer@mackenziepartners.com or by phone toll free at (800) 322-2885.

About MCI: MCI, LC is a holding company for multiple operating companies that provide a diverse set of tech-enabled business process outsourcing (BPO) and customer experience (CX) technology services. MCI Capital, LC is a wholly owned subsidiary of MCI, LC.

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Risks and uncertainties include, but are not limited to, those relating to the tender offer described in this press release, including that the conditions to closing the tender offer may not be satisfied or, to the extent permitted by applicable law, may be waived by MCI in its sole discretion, uncertainties as to the number of shares that will be tendered and purchased in the tender offer, and risks relating to the market price and liquidity of Atento’s ordinary shares. Reference is also made to the risks and uncertainties relating to the business, operations, affairs, results, and financial condition of Atento detailed in reports filed by Atento with the SEC, including its Annual Report on Form 20-F for the year ended December 31, 2021 (including the “Risk Factors” section thereof), which may be viewed on the SEC’s website at www.sec.gov. MCI cautions that the foregoing factors are not exclusive. Readers should not place undue reliance on any forward-looking statement, which speaks only as of the date made. In addition, past performance may not be indicative of future results.